EXHIBIT 10.34


 * Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                           MANUFACTURING AGREEMENT
                           -----------------------

 Executed in the city of Liberia, Costa Rica on the 21st day of January, 2005, between:

 SABILA INDUSTRIAL, S.A. ("SISA") a corporation existing under the Laws of Costa Rica, corporate I.D. number 3-101-123588, hereby represented by its Coordinator for South American Businesses, Mr. Jose Alberto Zuniga Blanco, of legal age, engineer, identity card number * and,

 MIRADENT PRODUCTS OF COSTA RICA, S.A. ("MPCR"), a corporation existing under the Laws of Costa Rica, corporate I.D. number 3-101-373278, hereby represented by its President Mr. William Utz, of legal age, lawyer, American citizen, passport number * .

                                   WHEREAS

   - MPCR is a company established to produce and sell proprietary dental products ("the Products"), such as dentures, dental arches, dental implant stents, exclusively to MiraDent Group.

   - SISA is a company operating under the free zone regimen that has the facilities and personnel required to manufacture the Products for MPCR.

 THEREFORE, being of mutual benefit for the parties, it is agreed to celebrate this Manufacturing Agreement ("the Agreement") to be regulated according to the Costa Rican Laws and the following clauses.

 FIRST:  Manufacturing agreement.
 ------  ------------------------
 MPCR contracts SISA to manufacture the Products within SISA's production building in Liberia, Guanacaste.

 SECOND:  SISA's obligations.
 -------  -------------------
 SISA agrees to the following conditions and obligations:

   a) Provide all the management and manufacture personnel required to run the overall production operation, which includes: handling of importation and exportation proceedings of raw materials, machinery and final product, manufacturing process, machinery installation and maintenance, management, supervision and control. Provide industrial technical assistance to expedite and facilitate output. For this purpose SISA shall employ and supervise the personnel and comply with the labor regulations that might correspond as the sole employer.

   b) Obtain  all  the  necessary   permits  from  PROCOMER  and  any   other
      government agency required to handle the operation under the free zone regimen.

   c) Provide a manufacturing area of 198 square meters in its actual production facilities. Additionally SISA in order to provide space to MPCR will construct a separate storage facility with an estimated cost of US$114,000.00 Funds to aid in the constructions of the facility shall be provided by MPCR, as follows: (1) US$ 40,000 on or before 1 February 2005 and (2) US$ 10,000 on or before 1 March 2005; US$ 12,000 on or before 1 April 2005; and US$ 18,000 on or before 1 May 2005.

   d) SISA will not be obliged to continue with the construction or comply with any other obligation contained in the Agreement if the required funds are not provided on time.

 THIRD:  MPCR's obligations.
 ------  -------------------
 MPCR agrees to the following conditions and obligations:

   a) Provide the training method for the core personnel and develop a team of trained personnel that are skilled in the production and capable of training others. MPCR will assume any labor or commercial obligations related to the non-permanent trainers required to train SISA's personnel. MPCR will assume any labor or commercial obligations related to the personnel, managers, directors or any person directly related to MPCR or MiraDent Group that might be retained by MPCR in order to support and/or modify SISA's operations or to represent MPCR under this agreement.

   b) Beginning 1 February 2005, pay to SISA a monthly rent of US$ 1287 per month (198 square meters x US$ 6.50 / sq meter) for the space being used within SISA, facilities. This rental rate is fixed for twenty four
      (24) months at which time the rental rate is subject to renegotiation. MPCR has a credit of US$ 80,000 to be applied against its monthly rental payments.

   c) Provide all machinery, equipment and any materials, including the initial raw materials, for the production of the Product including packing materials. Provide supervision of the installation of the machinery and equipment and pay any physical installation costs required. The method of payment of these costs will be negotiated after they have been incurred. All custom duties and shipment costs shall be covered by SISA and be reimbursed by MPCR.

   d) Maintain what is determined to be essential spare parts.

 Additionally it is agreed that MPCR does not have the right to interfere or intervene with the way SISA handles the hiring of personnel, the administration of operation, etc, unless it is related to quality control aspects of the Product. SISA is not obliged to hire any personnel recommended by MPCR

 FOURTH:  Other agreements relating to production.
 -------  ----------------------------------------
   a) Quantity  requirement.   SISA  agrees  to  use commercially  reasonable
      efforts to meet all the quantity requirements of MPCR for Products.

   b) Modifications to existing processes or specifications. SISA may not make any modifications to the quality and production process without the prior written consent of MPCR. The cost of modifications to existing processes or specifications required by MPCR shall be the sole responsibility of MPCR.

   c) Rights to inspect and monitor production. SISA grants to MPCR the right to inspect and monitor production at the Plant at any time during normal business hours.

   d) Process records. SISA shall maintain, for a period of five (5) years from the date that any production process was performed to produce the Products, accurate records describing in detail such production on a by lot basis. SISA shall give MPCR the right, at any time during SISA's normal business hours and upon reasonable notice, to inspect and make copies of any of SISA production records.

 FIFTH:  Compensation, prices and terms.
 ------  -------------------------------
   a) Compensation. SISA will be compensated for the manufacture of the Products on a per unit basis according to the pricing schedule shown on Annex 1 of this Agreement All Products manufactured by SISA will be sold by SISA to MPCR and purchased by MPCR from SISA at the specified price (the "Contract Price") listed on Annex 1. Annex 1 will be amended from time to time as additional Products are added. Prices are firm for one year, then are subject to re-negotiation. All prices are F.O.B. SISA's facility, Liberia, Guanacaste, Costa Rica. Ownership of and title to Products and all risks of loss with respect thereto shall pass to MPCR upon delivery of such Products by SISA to the land carrier at the designated delivery (F.O.B.) point. Deliveries of Products shall be made by SISA under normal trade conditions in the usual and customary manner being utilized by SISA at the time and location of the particular delivery.

   b) Payment. MPCR will pay SISA for all Products not later than 30 days after date of invoice.

   c) Forecasts. Promptly after the execution of this Agreement, MPCR will provide SISA with a forecast of its Product requirements for the next twelve (12) months so as to give SISA sufficient advance notice of MPCR's requirements to allow it to satisfy such requirements. MPCR must give SISA purchase orders at least 90 days in advance of the desired delivery date in order to allow SISA to obtain supplies and manufacture the Products.

   d) Purchase Orders. Subject to the foregoing provisions of this Section 5, MPCR will from time to time submit definitive purchase orders to SISA setting forth the quantities of each Product to be supplied, desired delivery dates and shipping instructions. SISA will promptly accept such purchase orders or reject the purchase order by informing MPCR that it cannot in whole or in part fill a purchase order. SISA's rejection of a purchase order shall not be a breach of this Agreement. Any accepted purchase order shall be a binding obligation of SISA to supply and MPCR to purchase the Products ordered on the dates specified in such purchase order.

 SIXTH:  Warranties.
 ------  -----------
   (a) SISA warrants that, at the time of shipment by SISA, all Products manufactured by SISA sold and delivered pursuant to this Agreement will conform to the mutually agreed upon visual and written specifications for the Products.

   (b) SISA further warrants that, at the time of shipment, all Products manufactured by SISA and sold and shipped to MPCR pursuant to this Agreement will have been manufactured in accordance with applicable current good manufacturing practices ("cGMP") regulations as set forth in 21 CFR 210, as then in effect, in a facility that is ISO 9000 certified.

   (c) SISA accepts liability for Products that do not conform to visual and written specifications and agrees to reimburse MPCR for the amount invoiced to MPCR for such non-conforming Products should they occur. Except as may be expressly stated by SISA on the Product or on SISA's packaging, or in SISA's information accompanying the Product, at the time of shipment to MPCR hereunder or as otherwise stated in this section of this Agreement, SISA MAKES NO REPRESENTIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE PRODUCTS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SISA NEITHER ASSUMES NOR AUTHORIZES ANYONE TO ASSUME FOR IT ANY OBLIGATION OR LIABILITY IN CONNECTION WITH THE PRODUCTS. MPCR shall not make any representation or warranty with respect to the Products that is more extensive than, or inconsistent with, the limited warranty set forth in this Article or that is inconsistent with the policies or publications of SISA relating to the Products.

   (d) MPCR'S EXCLUSIVE REMEDY FOR BREACH OF ANY WARRANTY HEREUNDER IS THE REFUND OF THE CONTRACT PRICE FOR THE PRODUCTS THAT ARE COVERED BY THE WARRANTY. SISA SHALL HAVE NO OTHER OBLIGATION OR LIABILITY FOR
      DAMAGES TO MPCR ANY OTHER PERSON OF ANY TYPE, INCLUDING, BUT NOT LIMITED TO, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR OTHER COMMERCIAL OR ECONOMIC LOSS, OR ANY OTHER LOSS, DAMAGE OR EXPENSE, ARISING OUT OF OR IN CONNECTION WITH THE SALE, USE, LOSS OF USE, NONPERFORMANCE OR REPLACEMENT OF THE PRODUCTS.


 SEVENTH:  Term.
 --------  -----
 The term of this Agreement shall be five (5) years.

 This Agreement shall be operative upon the Effective Date and shall continue in effect for five (5) years, unless terminated pursuant to early termination provisions herein, and may be extended pursuant to the provisions below.

 At the end of this initial five (5) year term this Agreement shall automatically renew for an additional five (5) year period, unless a written notice is provided by either party to the other that the moving party does not wish to continue the Agreement. And, on each five (5) year anniversary date thereafter, this Agreement shall automatically renew for an additional five (5) year term, unless a written notice is provided by either party to the other party that the moving party does not wish to continue the Agreement. Written notice must be provided by the party wishing to cancel the Agreement not later than one hundred eighty (180) days prior to the end of the initial five (5) year term of this Agreement or one hundred eighty
 (180) days prior to the anniversary date of any automatic renewal period.

 Upon automatic extension of this Agreement under the provisions above all terms and conditions of this Agreement shall continue in full force and effect.

 The Agreement shall be terminated before expiration of the initial or extended term:

   a) If SISA or MPCR fails to comply with any of their obligations under this Agreement and if the noncompliance is not cured within thirty (30) days of written notice of such noncompliance, then, the party gives notice of termination to the other on those grounds, in which case that party can claim compensation for the damages caused by such failure to comply;

   b) If SISA or MPCR becomes insolvent, submits to an agreement with creditors, admits in writing its inability to pay its debts when due, or becomes the subject of voluntary or involuntary bankruptcy, insolvency, reorganization, relief for debts, receivership, or a similar procedure that may affect all its assets or a substantial portion thereof,

   c) Upon the definitive cessation of operations in Costa Rica of SABILA INDUSTRIAL and the industrial plant operated by it in Liberia by decision of the parent company.

   d) If SISA and MPCR agree in writing to terminate the Agreement.

 The termination of this Agreement does not release any of the parties from any pending obligation originated before or at the time of such termination.

 Upon the termination of this Agreement, whether terminated pursuant to early termination provisions herein or upon the expiration of the original term or any renewal term of this Agreement, any and all improvements to the SISA facilities and property made by or funded by MPCR as a part of this Agreement shall thereinafter be the sole property of SISA.

 EIGHTH:  Indemnification.
 -------  ----------------
 MPCR AGREES TO INDEMNIFY AND HOLD HARMLESS SISA AND ITS EMPLOYEES, OFFICERS, DIRECTORS, STOCKHOLDERS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, COSTS AND EXPENSES, INCLUDING REASONABLE LEGAL FEES AND EXPENSES INCIDENT THERETO, ARISING FROM ANY SUIT, CLAIM OR DEMAND OF ANY
 THIRD  PARTY  RELATING  TO  (A)  ANY  DESIGN  DEFECT  IN  ANY  MPCR  PRODUCT
 MANUFACTURED BY SISA AS TO WHICH MPCR HAS PROVIDED SISA WITH WRITTEN SPECIFICATIONS OR SAMPLES TO WHICH THE MPCR PRODUCT SUPPLIED BY SISA COMPLIES, (B) ANY DESIGN DEFECT IN ANY MPCR PRODUCT NOT MANUFACTURED BY
 SISA, (C) ANY MANUFACTURING DEFECT IN A MPCR PRODUCT NOT MANUFACTURED BY SISA, (D) ANY STATEMENT ON ANY LABELING OF OR LITERATURE FOR ANY MPCR PRODUCT THAT IS FALSE OR VIOLATES ANY LAW OR REGULATION OF THE UNITED STATES OR ANY AGENCY, STATE OR LOCALITY THEREOF, AND (E) ANY INFRINGEMENT BY ANY MPCR PRODUCT OR ANY LABELING, PACKAGING OR PRODUCT LITERATURE FOR ANY MPCR PRODUCT NOT FURNISHED OR APPROVED BY SISA OF ANY PATENT, TRADEMARK, COPYRIGHT, DESIGN OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY.

 NINTH:  Force Majeure.
 ------  --------------
 Neither SISA nor MPCR shall be liable for any failure to perform hereunder (other than payment of invoices when due) if either is prevented from performing any of its obligations hereunder due, in whole or in part, to any contingency or cause beyond its reasonable control, including, without limitation, fire, explosion, earthquake, storm, flood, drought, lightning or other adverse weather conditions, accident, breakdown of machinery, transportation or handling difficulties, strike, lockout, or other labor difficulties (from whatever cause arising, and whether or not the demands of employees are reasonable or within its power to grant), war, insurrection, riot, civil commotion, sabotage, vandalism, smoke, act of God or the public enemy, any law, act, order, proclamation, decree, regulation, ordinance, instruction, embargo or request of any government or any officer or agent thereof, any order, judgment or decree of any court, delay or failure of carriers or contractors, labor shortage, or inability to obtain transportation equipment, raw materials, fuel, power, plant equipment or materials required for maintenance or repairs ('Force Majeure") nor shall MPCR's or SISA's obligations, except as may be necessary, be suspended during the period of such Force Majeure, nor shall either Party's obligations be cancelled with respect to such Products as would have been sold hereunder but for such suspension. Such affected Party shall give to the other Party prompt notice of any such Force Majeure, the date of commencement thereof and its probable duration and shall give a further notice in like manner upon the termination thereof. Each Party hereto shall endeavour with due diligence to resume compliance with its obligations hereunder at the earliest date and shall do all that it reasonably can to overcome or mitigate the effects of any such Force Majeure upon both Party's obligations under this Agreement. Should the Force Majeure continue for more than six (6) months, than the other Party shall have the right to cancel this Agreement and the Parties shall seek an equitable agreement on the Parties' reward of interests.

 The Parties agree that any obligation to pay money is never excused by Force Majeure.

 TENTH:  Trademarks.
 ------  -----------
 With respect to trademarks, the Parties agree as follows:

   a) To the extent, and only to the extent, of written authorization by MPCR, may SISA use, symbolize, or otherwise mark Products with the MPCR's trademarks or other proprietary logos.

   b) Except as authorized in writing, SISA shall not, at any time, in any place, or in any manner, utilize the trademarks of the MPCR, nor any name or logo confusingly similar thereto, in connection with SISA's business activities or in the manufacture, use, sale or other disposition of Products, or in any other way whatsoever.

   c) Except as authorized in writing, MPCR shall not, at any time, in any place, or any manner, utilize the trademarks of SISA, nor any name or logo confusingly similar thereto, in connection with the MPCR's business activities or in the use, sale or other disposition of Products, or in any other way whatsoever.

 ELEVENTH:  Proprietary Information and Confidentiality.
 ---------  --------------------------------------------
   a) Each Party agrees to maintain the other Parties' Proprietary Information in strict confidence, not to make use thereof other than for the performance of this Agreement, to release it only to employees who have reasonable need to know the same, and except as required by law, not to release or disclose it to any third parties, without the prior written consent of the disclosing Party.

   b) All Proprietary Information and any copies thereof shall remain the property of the disclosing Party, and no license or other rights therein is granted or implied hereby.

   c) This Article is supplemental to and not in limitation of any confidentiality agreements to which the Parties are signatories.

   d) Any of SISA's or MPCR's officers, directors, employees, agents, representatives or contractors who are assigned to or visit the MPCR production facility shall execute and deliver a confidentiality agreement in form of Annex 2 attached hereto.

   e) Except as otherwise provided herein, each Party shall immediately notify the other of any private or governmental request for Proprietary Information or documents relating to the products or this Agreement.
      In the event that a Party receives any subpoena or other legal process requiring the production of information, documents, data, work papers, reports, or other materials relating to Proprietary Information, Products, or this Agreement, that Party shall give the affected Party, if possible, the opportunity to participate in quashing, modifying or otherwise responding to any compulsory process in an appropriate and timely manner and cooperate fully with the affected Party's efforts to narrow the scope of any such compulsory process, to obtain a protective order limiting the use or disclosure of the information sought, or in any other lawful way to obtain continued protection of such information.

   f) If any Party becomes aware of the loss, theft or misappropriation of Proprietary Information which is in that Party's possession or control, that Party shall notify the other Party whose Proprietary Information has been lost, stolen or misappropriated within five (5) days after the discovery of such loss, theft or misappropriation.

 TWELFTH.  Sublease.
 --------  ---------
 The lawful possession and occupancy by MPCR of the facilities shall be regulated by the sublease hereby agreed upon by the parties in the following terms and conditions:

   a) Under the lease subscribed by and between SABILA INDUSTRIAL and "FINCA SABILA", owner of the property where the industrial facilities to which this Agreement refers are located, the lessee, SABILA INDUSTRIAL, has the power to sublease on a full or a partial basis the leased property.

   b) SABILA INDUSTRIAL, sublessor, subleases MPCR an area of approximately 198 square meters, within the plant of SABILA INDUSTRIAL, as a place of location of the works required for operation by the sublessee of the equipment and machinery necessary to provide the manufacturing process.

   c) The sublessee cannot sublease its rights under the lease without the prior written consent of the sublessor. And it cannot, under any concept or circumstance, sublease the subleased property on a full or a partial basis.

   d) The sublease herein agreed upon terminates with the termination or expiration of the main agreement, being this sublease a part thereof. Likewise, it shall be extended if it is agreed to extend the term of the main agreement.

   e) The sublessee can incorporate at its expense improvements and changes in the structures and foundations of the subleased facilities with the previous permit from the sublessor. The improvements so incorporated shall become the property of the sublessor, being clear and understood that the equipment, accessories, spare parts, structures, piping, tanks and machinery in general that are removable and the property of the sublessee shall remain its property. Upon termination of the Agreement, the sublessee shall remove its assets from the subleased property, at its expense and within two months after such termination. Any assets that are not removed within said term shall become the property of the sublessor without payment of any amount.

   f) The price of the lease shall be the amount of US$ 1287 per month payable in advance on a monthly basis.

 THIRTEENTH:  Miscellaneous.
 -----------  --------------
        (a) Assignment prohibited. The partial or full assignment of the rights of MPCR under this Agreement is prohibited.

        (b) Arbitration. All controversies or differences that may be derived from this Agreement or its performance, liquidation or interpretation shall be solved by means of arbitration, in accordance with the Regulations of the Center of Conciliation and Arbitration of the Chamber of Commerce of Costa Rica, by which rules and procedures the parties agree to abide unconditionally.

        (c) Relationship of the parties. The Parties intend that the relationship between them hereunder shall be solely that of buyer and producer. Nothing herein shall be construed (a) to create a partnership or joint venture, (b) to constitute either Party an agent or legal representative of the other Party; or (c) to create any fiduciary relationship between the Parties. This Agreement does not grant any Party any right or authority to assume or create any obligation or responsibility on behalf of any other Party, and no Parties shall be in any way responsible for the debts of any other Party incurred under or pursuant to the terms of this Agreement.

        (d) Cooperation. Each Party shall cooperate with the other Parties hereto and shall take such further action and shall execute and deliver such further documents as may be reasonably necessary or desirable in order to carry out the provisions and purposes of this Agreement.

        (e) Severability. If a competent court declares that any provision of this Agreement is unenforceable or null, such unenforceability or nullity shall not affect the validity of the remaining provisions of this Agreement, which shall survive and continue in full force and effect.

        (f) Amendment. This Agreement can only be amendment by agreement of SISA and MPCR, duly expressed in writing in a document signed by all of them.

        (g)   Certified Date. Any party is hereby authorized to appear before
           a  Notary  Public  to  have  the  date  of  this  Agreement   duly
           authenticated.

        (h) Subscription of the Agreement. The authority of the individuals signing this Agreement on behalf of each party has been duly confirmed by means of genuine documents admitted by all of them, which are made an integral part of this Agreement.

        (i) Domicile. For purposes of this Agreement, the domicile of all the parties is the city of Liberia, Province of Guanacaste, Republic of Costa Rica, waiving the enforcement of their laws of origin and organization.

        (j) Address of the parties. The parties specify their respective administrative offices at their industrial facilities in Liberia, Guanacaste to keep records and make and receive payments. All notices hereunder shall be in writing and shall be sent by (a) telecopier with confirmation of receipt, or (b) prepaid overnight delivery through a nationally recognized courier service:

                If to SISA, to:

                Sabila Industrial, S.A.
                4 km South of Liberia, Guanacaste, COSTA RICA
                Attention:  Jose Zuniga,General Manager

                If to MPCR, to:

                MPCR
                Avenida 3, Calle 12
                Edificio Clima Ideal, contiguo al Pulmitan de Liberia Liberia, Guanacaste, COSTA RICA
                Attention:  Fabio Chaves


        (k)  Language.  The  parties agree  that  the English  language shall
        be  the   official  language  for  the  execution,  performance   and
        interpretation of this Agreement.

        IN WITNESS WHEREOF, we have set our hand on two counterparts of this Agreement, one for each party hereto, on the date and at the place previously specified.

   By: /s/ Jose A. Zuniga Blanco              By: /s/ William Utz
   ---------------------------------------    -------------------------------
   Jose A. Zuniga Blanco                      William Utz
   Coordinator for South American Business    President
   Sabila Industrial S.A.                     Miradent Products of Costa Rica

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